Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Full House Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share		(1)	(2)	-	-	-
	Debt	Debt securities		(1)	(2)	-	-	-
	Other	Warrants		(1)	(2)	-	-	-
	Other	Rights		(1)	(2)	-	-	-
	Other	Purchase contracts		(1)	(2)	-	-	-
	Other	Units		(1)	(2)	-	-	-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share		(3)		-		-	S-3	333-260566	November 5, 2021
	Debt	Debt securities		(3)		-		-	S-3	333-260566	November 5, 2021
	Other	Warrants		(3)		-		-	S-3	333-260566	November 5, 2021
	Other	Rights		(3)		-		-	S-3	333-260566	November 5, 2021
	Other	Purchase contracts		(3)		-		-	S-3	333-260566	November 5, 2021
	Other	Units		(3)		-		-	S-3	333-260566	November 5, 2021
	Unallocated (Universal) Shelf	-	415(a)(6)	(3)		$500,000,000		-	S-3	333-260566	November 5, 2021	$46,350
	Total Offering Amounts					$500,000,000	-	$46,350
	Total Fees Previously Paid							$46,350
	Total Fee Offsets							-
	Net Fee Due							$0

(1)

An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $500,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $500,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-260566) filed by the registrant on October 28, 2021 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $46,350. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.